UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 28, 2006

SIBLING ENTERTAINMENT GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

333-60958	13-3963541
Commission File Number)	(IRS Employer Identification No.)

511 West 25th Street Suite 503 New York, New York 10001	(212) 414-9600
(Address of Principal Executive Offices)	(Telephone Number including Area Code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 28, 2006 the Company entered into a definitive agreement with SONA Development Corp. (“SONA”) whereby SONA will purchase the Company’s subsidiaries, as listed and upon the terms and subject to the conditions set forth in the Agreement of Acquisition and Plan of Reorganization attached as Exhibit 10.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities

SERIES “H” CONVERTIBLE DEBENTURE OFFERING

On June 28, 2006, the Company commenced an offering pursuant to which it will offer on a no minimum basis, sixty-five (65) units (the “Units”) at a purchase price of $10,000.00 per Unit. Each Unit consists of $10,000 principal amount of the Company’s 8% Series H Convertible Secured Debentures substantially in the form of Exhibit 10.2 (the “Convertible Debenture”); the outstanding principal balance Convertible Debentures is convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at the rate of $0.50 per share; for each $1.00 of the Convertible Debenture, converted by the Holder, the Holder shall be entitled to receive (x) one (1) stock purchase warrant (the “Series H-2 Warrant”) and (y) one (1) stock purchase warrant (the “Series H-3 Warrant”). Each Series H-2 Warrant entitles the holder thereof to purchase one share of the Company’s common stock at a price of $0.75 per share for a period of five (5) years commencing on the conversion date and each Series H-3 Warrant entitles the holder thereof to purchase one share of the Company’s common stock at a price of $1.00 per share for a period of five (5) years commencing on the conversion date. The Convertible Debentures shall have a term of one year by the Company and shall bear interest at the rate of 8% per annum payable quarterly on the first day of each calendar quarter and shall be prorated for any partial calendar quarter falling within the term of the Convertible Debenture.

In addition, the Convertible Debentures provide for the payment, during the term of the Convertible Debentures, of additional premium interest payment equal to one-tenth of one (0.10%) percent of the quarterly net profits from operations (subject to pro-ration), if any, of Hats Holdings, Inc. (“HHI”) (Delaware), a wholly owned subsidiary of Sibling Theatricals, Inc. (Delaware), a wholly subsidiary of the Company, corresponding to the calendar quarters of the term of the Convertible Debentures; the additional premium interest payment, if any, is payable within forty-five (45) days after the close of each calendar quarter; and six thousand (6,000) stock purchase warrants (the “SERIES H-1 Warrant”). Each SERIES H-1 Warrant entitles the holder thereof to purchase one share of the Company’s common stock at a price of $0.55 per share for a period of three (3) years.

EXEMPTION FROM REGISTRATION

The securities issued in the private placement financing transaction were issued without registration with the Commission, pursuant to Section 4(2) of the Securities Ace of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder. The securities are offered and sold only to accredited investors as defined in Regulation D. This exemption applies because the Company did not make any public offer to sell any securities, but rather, the Company only offered securities to persons known to the Company to be accredited investors and only sold securities to persons who represented to the Company in writing that they are accredited investors.

In addition, since our last 10Q-SB filing on May 16, 2006, through the filing date of this report, the Company has sold 257,272 units (each consist of four shares and one warrant) at a price of $1.10 per unit or $282,999.20 in the aggregate, or 1,029,088 shares in the aggregate to six (6) accredited investors. These units were sold pursuant to our “Series E” private placement of up to 300,000 units, or 1,200,000 shares for an aggregate offering price of $330,000. Under the Series E private placement, each unit sold shall include four (4) shares of common stock, at par value $0.001 per share and two (2) Series E-1 stock purchase warrants and two (2) Series E-2 stock purchase warrants. Each Series E-1 Warrant entitles the holder thereof to purchase one share of the Company’s common stock at a price of $0.55 per share for a period of five (5) years commencing on the date of the acceptance of the subscription agreement. Each Series E-2 Warrant entitles the holder thereof to purchase one share of the Company’s common stock at a price of $0.75 per share for a period of five (5) years commencing on the date of the acceptance of the subscription agreement. As of the date of the filing of this report, the Company has sold 300,000 units in the aggregate, or 1,200,000 shares in the aggregate, or $330,000 in the aggregate. This offering was closed June 5, 2006.

In addition, since our last 10Q-SB filing on May 16, 2006, through the filing date of this report, we issued 75,000 shares to Venture Catalyst, LLC, per agreement, for services provided during the months of March, April and May, 2006 for services including, but not limited to, introducing the Company to third party marketing companies, investment bankers and other corporate promotion companies.

Exhibit 10.1 – Agreement of Acquisition and Plan of Reorganization between SONA Development
                         Corporation and Sibling Entertainment Group, Inc.

Exhibit 10.2 – Addendum

Exhibit 10.3 – Convertible Debenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIBLING ENTERTAINMENT GROUP, INC.

Dated: June 28, 2006	By:	/s/ Jay Cardwell
James Cardwell, Chief Financial Officer and Director

EXHIBIT INDEX

Exhibit No. 10.1	Agreement of Acquisition and Plan of Reorganization between SONA Development Corporation and Sibling Entertainment Group, Inc.

Exhibit No. 10.2	Addendum

Exhibit No. 10.3	Convertible Debenture